Asphalt, Inc., LLC dba Lone Star Paving Company Consolidated Financial Statements and Supplementary Information December 31,2021

Exhibit 99.4

INDEPENDENT AUDITOR’S REPORT

To the Members

Asphalt, Inc., LLC

dba Lone Star Paving Company

Austin, Texas

Opinion

We have audited the accompanying consolidated financial statements of Asphalt, Inc., LLC dba Lone Star Paving Company (the “Company”), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asphalt, Inc., LLC dba Lone Star Paving Company as of December 31, 2021, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Asphalt, Inc., LLC dba Lone Star Paving Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Asphalt, Inc., LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with auditing standards generally accepted in the United States of America will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with auditing standards generally accepted in the United States of America, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Asphalt, Inc., LLC’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Asphalt, Inc., LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary information on pages 21 - 26 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The supplementary information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

ArmaninoLLP
Austin, Texas

February 9, 2022

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Balance Sheet

December 31, 2021

ASSETS
Current assets
Cash	$33,503
Contract receivables, net of allowance for doubtful accounts of $500,000	45,623,569
Costs and estimated earnings on uncompleted contracts in excess of billings	1,166,144
Other assets	622,070
Inventory	20,210,654

Total current assets	67,655,940
Related party notes receivable	12,725,000
Investments	7,525,000
Goodwill, net	11,983,894
Fixed assets, net	120,826,876

Total assets	$220,716,710

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$21,192,008
Accrued liabilities	753,952
Billings in excess of costs and estimated earnings on uncompleted contracts	1,468,166
Line of credit	5,771,366
Current portion of long-term debt	11,700,000

Total current liabilities	40,885,492
Long-term debt, net of current portion	58,457,086

Total liabilities	99,342,578
Members’ equity	121,374,132

Total liabilities and members’ equity	$220,716,710

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Statement of Income

For the Year Ended December 31, 2021

Revenues
Contract revenues earned - paving	$239,270,329
Sales - asphalt	23,596,677

Total revenues	262,867,006

Cost of revenues
Cost of contract revenues - paving	205,377,126
Cost of sales - asphalt	18,350,742

Total cost of revenues	223,727,868
Gross profit	39,139,138
Selling, general, and administrative expenses	16,308,011

Income from operations	22,831,127

Other income (expense)
Other income	6,259,100
Loss from equity method investments	(384,000)
Gain on sale of fixed assets	246,147
Interest expense	(2,058,921)

Total other income (expense), net	4,062,326

Income before provision for income taxes	26,893,453
Provision for income taxes	227,618

Net income	$26,665,835

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Statement of Changes in Members’ Equity

For the Year Ended December 31, 2021

Balance, January 1, 2021	$100,708,297
Distributions	(6,000,000)
Net income	26,665,835

Balance, December 31, 2021	$121,374,132

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2021

Cash flows from operating activities
Net income	$26,665,835
Adjustments to reconcile net income to net cash provided by operating activities
Amortization	747,319
Depreciation	12,250,941
Gain on sale of fixed assets	246,147
Paycheck Protection Program (PPP) loan forgiveness	(5,694,400)
Loss from equity method investments	384,000
Changes in operating assets and liabilities
Contract receivables	(16,242,106)
Costs and estimated earnings in excess of costs on uncompleted contracts	(1,357,243)
Other assets	56,790
Inventory	(1,597,159)
Accounts payable	8,409,545
Accrued liabilities	137,977
Billings in excess of costs and estimated earnings on uncompleted contracts	104,230

Net cash provided by operating activities	24,111,876

Cash flows from investing activities
Proceeds from sale of fixed assets	4,248,536
Cash paid for purchase of fixed assets	(10,894,545)
Cash paid for investments in partnerships	(6,390,000)
Cash paid for acquisition	(57,083,699)
Repayments from related party	(12,725,000)
Loan to related party	1,076,168

Net cash used in investing activities	(81,768,540)

Cash flows from financing activities
Payments for member distributions	(6,000,000)
Proceeds from line of credit	160,326,117
Payments on line of credit	(154,554,751)
Proceeds from issuance of long-term debt	55,000,750
Payments on long-term debt	(8,223,536)

Net cash provided by financing activities	46,548,580

Net decrease in cash	(11,108,084)
Cash, beginning of year	11,141,587

Cash, end of year	$33,503

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$2,023,126
Income taxes	$227,618

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

1.	NATURE OF OPERATIONS

Asphalt, Inc., LLC (the “Company”) was organized in the State of Texas on September 18, 2013 and began operations on November 6, 2014 (date of inception of business activities). The Company is primarily engaged in highway and road paving, maintenance and repair of parking lots in Central and South Texas. The Company is also engaged in manufacturing hotmix and mining limestone for internal uses and sale to third parties.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and consolidation

The consolidated financial statements present the financial position and results of operations of the Company and its wholly-owned subsidiary, Pelican Asphalt Company, LLC. All significant intercompany transactions and accounts have been eliminated in the consolidated financial statements. The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Operating cycle

The Company’s work is performed under quantity pricing, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. These contracts are primarily performed under subcontractor agreements. The length of the Company’s contracts varies but is typically less than six months. In accordance with industry practice, contract-related assets and liabilities that are realizable or payable over periods in excess of one year, but within the Company’s normal operating cycle, are recorded as current assets and liabilities.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash consists primarily of cash on deposit.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contract receivables

Contract receivables, including retainage receivables, are presented in the consolidated balance sheet less an allowance for doubtful accounts. The allowance for doubtful accounts is based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Amounts are considered past due based on the billing date and are written off after all reasonable collection efforts have been exhausted. The allowance for doubtful accounts was $500,000 at December 31, 2021.

Inventory

Inventories consist primarily of stockpiles of rock, sand and gravel, liquid asphalt, supplies, and other materials. Inventories are carried at the lower of cost or net realizable value using the first- in, first-out method.

Fixed assets

Fixed assets are reported at cost less accumulated depreciation, which is generally provided on a straight-line method over the estimated useful lives of the assets. Estimated useful lives range from three to ten years. Significant expenditures, which extend the useful lives of existing assets, are capitalized. Maintenance and repair costs are expensed as incurred.

Goodwill

The Company has elected the private company accounting alternative to amortize its goodwill on a straight line basis over a 10 year period in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, Intangibles- Goodwill and Other. If an event occurs or circumstances change that indicate that the fair value of the Company may be below its carrying value, the Company evaluates the goodwill for impairment. During the year ending December 31, 2021, the Company did not identify an event or circumstance that indicated the fair value ofthe Company is below its carrying value.

Long-lived assets - impairments and disposals

The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell. No impairment provisions were recorded by the Company during the year.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and cost recognition

ASC Topic 606, Revenue from Contracts with Customers, (“ASC 606”) requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenue, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for the products or services.

Revenue from contracts with customers is recognized using the following five steps:

•	Identify the contract(s) with a customer;

•	Identify the performance obligations in the contract;

•	Determine the contract price;

•	Allocate the transaction price to the performance obligations in the contract; and

•	recognize revenue when (or as) the Company satisfies a performance obligation

The Company’s performance obligations for contracts with customers for asphalt sales do not meet the criteria to be recognized over time, therefore, those performance obligations are recognized at a point-in-time and the related revenue is recognized only when the performance obligation is complete, generally upon delivery to the customer. Revenue from the sale of asphalt is recognized upon delivery of the asphalt to the customer’s transportation unit at the asphalt plant.

The Company’s paving contract costs and related revenues are generally recognized over time as work progresses due to continuous transfer to the customer. Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method measured by the cost-to-cost method. This method is used because management considers expended costs to be the best available measure of progress on these contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, equipment rental, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the year in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the year in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. Claims are charged against revenues when realization is probable and can be reasonably estimated.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and cost recognition (continued)

The asset on the accompanying balance sheet, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability on the accompanying balance sheet, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Advertising expense

The Company accounts for advertising costs as expenses in the year in which they are incurred. Advertising expense for the year ending December 31, 2021 was $337,502.

Income taxes

The Company is a limited liability company, and such does not incur income taxes directly. Accordingly, all income and expenses flow directly to the members for Federal income tax purposes. Therefore, no provision or liability for current or deferred federal income taxes has been included in these financial statements. However, the Company is subject to state tax based on the Company’s taxable gross margin.

The FASB ASC 740-10 “Accounting for Uncertainty in Income Taxes” clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 requires that a company recognize in its financial statements the impact of tax positions that meet a “more likely than not” threshold, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

The Company believes all of its tax positions to be highly certain. No adjustments were made to the financial statements.

Sales tax

The Company records sales and other taxes collected from customers and subsequently remitted to government authorities as accounts receivable with a corresponding offset to sales tax payable. The Company removes sales tax payable balances from the balance sheet as cash is collected from the customer and remitted to the tax authority.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and contract receivables. The Company maintains its cash balances in highly rated financial institutions, which at times may exceed federally insured limits. The Company has not experienced any loss relating to cash and cash equivalents in these accounts.

The Company is engaged primarily in highway and road paving, maintenance and repair of parking lots in the Central and South Texas region. Concentrations of credit risk with respect to contract receivables are with property management companies, construction companies and developers. Liens are filed on properties when necessary to assure payment. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. A single customer represented 20% of total revenues in 2021, and a single customer represented 11% of the Company’s total contract receivables at December 31, 2021. Loss of these customers could have a material adverse impact on the results of operations and financial position of the Company.

Subsequent events

The Company has evaluated subsequent events occurring after December 31, 2021, the date of the most recent consolidated balance sheet date, through February 9, 2022, the date the consolidated financial statements were issued. The Company does not believe any subsequent events have occurred that would require further disclosure or adjustment to the consolidated financial statements.

3.	CONTRACT RECEIVABLES

Contract receivables consisted of the following:

Accounts receivable - trade	$38,441,240
Accounts receivable - retention	7,682,329

46,123,569
Allowance for doubtful accounts	(500,000)

$45,623,569

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

4.	COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts are summarized as follows:

Costs incurred on uncompleted contracts	$127,866,824
Estimated earnings on uncompleted contracts	11,754,895

139,621,719
Less: billings on uncompleted contracts	(139,923,741)

$(302,022)

Costs, estimated earnings and billings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

Costs and estimated earnings on uncompleted contracts in excess of billings	$1,166,144
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,468,166)

$(302,022)

5.	INVENTORY

Inventory consisted of the following:

Raw materials - sand and aggregates	$15,251,591
Raw materials - fluid	4,959,063

$20,210,654

6.	FIXED ASSETS

Fixed assets consisted of the following:

Construction equipment	$44,772,184
Trucks and trailers	15,525,745
Land	15,127,845
Hotmix and mining equipment	89,343,027
Buildings	4,553,538
Computer and office equipment	391,104

169,713,443
Accumulated depreciation	(48,886,567)

$120,826,876

Depreciation expense totaled $12,250,941 for the year.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

7.	ACQUISITIONS

In May 2021, the Company completed the asset purchase of an entity engaged in asphalt paving and manufacturing in central Texas. Additionally, included in this acquisition was the purchase of a single member LLC engaged in the manufacturing of liquid asphalt located on the Texas Coast. The total purchase price was $57,083,699 which was paid in cash. The Company has recorded the fair value of the assets and liabilities acquired, which are reflected in the accompanying balance sheet as follows:

Allocation of purchase price

Inventory	$11,738,205
Equipment	6,032,900
Plants	23,050,000
Land	6,600,000
Goodwill	11,363,532

58,784,637
Billings in excess of costs on uncompleted contracts, net	(1,360,820)
Accrued expenses	(340,118)

57,083,699

8.	GOODWILL

Goodwill consisted of the following:

Goodwill	$13,966,252
Accumulated amortization	0,982,358)

$11,983,894

The Company’s goodwill is being amortized over 10 years using the straight-line method. Total amortization expense for the year ending December 31, 2021 was $747,319.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

8.	GOODWILL (continued)

Future annual amortization expense is as follows:

Year ending December 31,
2022	$1,396,625
2023	1,396,625
2024	1,323,081
2025	1,123,938
2026	1,123,938
Thereafter	5,619,687

$11,983,894

9.	LINE OF CREDIT

Line of credit obligations are detailed as follows:

The Company entered into a $25 million line of credit with a bank that expires in April 2023. Bank advances on the credit line are payable on demand and carry an interest rate at 2.0% above Secured Overnight Financing Rate (SOFR) Average, currently at 2.05%. The line is secured by substantially all assets of the Company.	$5,771,366

Interest expense for the line of credit totaled $725,144 for the year ended December 31, 2021.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

10.	LONG-TERM DEBT

Long-tern debt consisted of the following:

Note payable to a finance company with principal plus interest due in 60 monthly installments of $440,000 bearing an interest rate of 3.69%, secured by equipment, guaranteed by certain members of the Company.	$17,600,000
Note payable to a finance company with principal plus interest due in 60 monthly installments of $250,000 bearing an interest rate of 3.57%, secured by equipment.	13,250,000
Note payable to a finance company with principal plus interest due in 60 monthly installments of $125,000 bearing an interest rate of 3.57%, secured by equipment.	7,125,713
Note payable to a bank with principal plus interest due in monthly payments of $159,000, a balloon payment for the full amount due in December 2028, bearing an interest rate of 3.00%.	32,181,373

70,157,086
Current portion	(11,700,000)

$58,457,086

The future maturities of the long-term debt are as follows:

Year ending December 31,
2022	$11,691,915
2023	11,691,915
2024	11,691,915
2025	8,171,915
2026	4,286,877
Thereafter	22,622,549

$70,157,086

Interest expense for the long-term debt obligations totaled $1,333,777 for the year ended December 31, 2021

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

10.	LONG-TERM DEBT (continued)

As part of the federal government’s response to the economic impacts of COVID-19, in March 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted which, among other measures, provided for the Paycheck Protection Program (PPP) administered by the U.S. Small Business Administration (SBA). In April 2020, the Company received a PPP loan in the amount of $5,694,000. The Company has accounted for the loan according to ASC Topic 470- Debt. The loan accrues interest at a rate of 1% and has an original maturity date of two years which can be extended to five years by mutual agreement of the Company and the lender. Payments are deferred during the Deferral Period. The Deferral Period is the period beginning on the date of this Note, April 16, 2020, and ending 10 months after the last day of the covered period (Deferral Expiration Date). Any amounts not forgiven under the Program will be payable in equal installments of principal plus any interest owed on the payment date from the Deferral Expiration Date through the Maturity Date. Additionally, any accrued interest that is not forgiven under the Program will be due on the First Payment Date, which is the 15th of the month following the month in which the Deferral Expiration Date occurs.

Under the requirements of the CARES Act, as amended by the PPP Flexibility Act and Consolidated Appropriations Act, 2021, proceeds may only be used for the Company’s eligible payroll costs (with salary capped at $100,000 on an annualized basis for each employee), or other eligible costs related to rent, mortgage interest utilities, covered operations expenditures, covered property damage, covered supplier costs, and covered worker protection expenditures, in each case paid during the 24-week period following disbursement. The PPP Loan may be fully forgiven if (i) proceeds are used to pay eligible payroll costs or other eligible costs and (ii) full-time employee headcount and salaries are either maintained during the 24-week period following disbursement or restored by December 31, 2020. If not maintained or restored, any forgiveness of the PPP Loan would be reduced in accordance with the regulations that were issued by the SBA. All the proceeds of the PPP Loan were used by the Company to pay eligible payroll costs and the Company maintained its headcount and otherwise complied with the terms of the PPP Loan.

The Company received notification of forgiveness from the SBA on June 10, 2021. Loan forgiveness of $5,694,000 is reflected in Other income in the accompanying consolidated income statement.

11.	MEMBERS’ CAPITAL

Members’ capital consists of membership units. As of December 31, 2021, there are 384,637 membership units issued and outstanding. No additional membership units in the Company may be issued in the absence of the affirmative vote of the members holding at least 85% of the units.

Distributions are paid based on the respective membership interest.

Management of the Company shall be performed by the Operating Manager. The Operating Manager may be removed as a manager upon the affirmative vote of the Members holding at least 85% of the units.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

12.	COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases yard space, equipment and office space on a month-to-month basis or agreements that expire in one year or less. The Company also leases land and equipment under various operating leases with terms exceeding one year.

The scheduled minimum lease payments under the lease terms are as follows:

Year ending December 31,
2022	$1,005,000
2023	890,000
2024	700,000
2025	635,000
2026	610,000
Thereafter	5,000

$3,845,000

Rent expense totaled $763,685 for the year ending December 31, 2021.

Legal proceedings

The Company carries a broad range of insurance coverage, including general liability, workers’ compensation and an umbrella policy.

In the normal course of business, the Company is subject to various litigation; however, there are no legal proceedings pending against the Company that would have a material adverse effect on the financial position or results of operations of the Company.

13.	RETIREMENT PLAN

The Company maintains a 40l (k) defined contribution plan for its qualified employees. The 401(k) plan allows eligible employees to defer a portion of their annual compensation. The Company provides matching contributions and contributions to this plan are discretionary. Contributions to the plan totaled $973,276 for the year ending December 31, 2021.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

14.	RELATED PARTY TRANSACTIONS

The Company is invested in a Partnership which operates milling machines in South and Central Texas. As of December 31, 2021, the Partnership’s unaudited balance sheet has approximately $7,500,000 and $2,300,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net earnings for the year ending December 31, 2021 were approximately $6,200,000 and $2,000,000 respectively. This 25% equity investment in the Partnership is included in other assets in the amount of $1,200,000. Total amounts paid to the Partnership for milling services were approximately $4,800,000 in 2021.

The Company is invested in a Partnership which sells ready-mix concrete in Central Texas. As of December 31, 2021, the Partnership’s unaudited balance sheet has approximately $38,700,000 and $28,400,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net loss for the year ending December 31, 2021 were approximately $17,100,000 and $2,300,000, respectively. This 25% equity investment in the Partnership is included in other assets in the amount of $3,500,000. Total amounts invoiced to the Partnership for aggregate sales were approximately $1,800,000 in 2021.

In May 2021, the Company invested in a Partnership which sells precast concrete products in Central Texas. As of December 31, 2021, the Partnership’s unaudited balance sheet has approximately $4,900,000 and $4,600,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net loss for the period ending December 31, 2021 were approximately $1,400,000 and $900,000, respectively. This 20% equity investment in the Partnership is included in other assets in the amount of $40,000. Total amounts invoiced to the Partnership for aggregate, rents and equipment sales were approximately $240,000 in 2021.

In November 2021, the Company invested in a Partnership which mines aggregates in South Texas. As of December 31, 2021, the Partnership’s unaudited balance sheet has approximately $4,800,000 and $2,200,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net earnings for the period ending December 31, 2021 were approximately $660,000 and $147,000, respectively. This 25% equity investment in the Partnership is included in other assets in the amount of $2,785,000. There were no amounts paid to or received from this entity in 2021.

The Company engages in business transactions with entities that have common minority ownership and/or employees. These activities include construction projects, subcontractor work, trucking, rent and royalties. The Company does not guarantee any of the liabilities of these entities. Additionally, the Company and these entities have no common primary beneficiary. Amounts due from and to these entities at December 31, 2021 were $20,000 and $2,600,000, respectively. Amounts received from and paid to these entities during the year ending December 31, 2021 were approximately $1,860,000 and $26,300,000, respectively.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2021

14.	RELATED PARTY TRANSACTIONS (continued)

On December 31, 2021 the Company entered into various notes receivable from related entities totaling $12,725,000. These notes bear interest at 1.5%, and interest-only payments are payable annually, with principal due December 30, 2026. Interest income on these notes for the year ended December 31, 2021 totaled $35,872 and is recorded in Other income on the accompanying consolidated income statement.

SUPPLEMENTARY INFORMATION

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Earnings from Construction Contracts

For the Year Ended December 31, 2021

	Revenues Earned	Cost of Revenues Earned	Gross Profit
Contracts in progress at year end	$92,105,382	$83,605,332	$8,500,050
Contracts completed during the period	147,164,947	121,771,794	25,393,153

	$239,270,329	$205,377,126	$33,893,203

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Earnings from Completed Contracts

For the Year Ended December 31, 2021

	Total Contract		Contract Totals			Before January 1, 2021			During the Year Ended December 31, 2021
Job Name	Contract Price	Gross Profit	Revenues Earned	Cost of Revenues	Gross Profits	Revenues Earned	Cost of Revenues	Gross Profits	Revenues Earned	Cost of Revenues	Gross Profits
129084	$18,612,713	$2,736,019	$18,612,713	$15,876,694	$2,736,019	$18,359,720	$15,795,658	$2,564,062	$252,993	$81,036	$171,957
73202	17,353,104	1,740,839	17,353,104	15,612,265	1,740,839	14,039,016	12,750,133	1,288,882	3,314,088	2,862,131	451,956
51596	12,003,279	(474,206)	12,003,279	12,477,485	(474,206)	11,986,129	12,477,485	(491,356)	17,150	—	17,150
128342	10,089,715	425,625	10,089,715	9,664,090	425,625	10,028,514	9,660,923	367,592	61,201	3,167	58,033
73141	9,524,171	850,522	9,524,171	8,673,649	850,522	8,506,824	7,866,632	640,192	1,017,347	807,017	210,330
61640	8,573,965	1,331,760	8,573,965	7,242,205	1,331,760	8,591,370	7,242,205	1,349,166	(17,405)	—	(17,405)
128202	8,437,761	(447,746)	8,437,761	8,885,507	(447,746)	8,437,463	8,883,255	(445,792)	298	2,252	(1,954)
61799	6,836,113	59,633	6,836,113	6,776,480	59,633	6,831,604	6,776,480	55,124	4,509	—	4,508
52647	8,071,960	1,571,592	8,071,960	6,500,368	1,571,592	—	—	—	8,071,960	6,500,368	1,571,592
51844	4,009,977	94,541	4,009,977	3,915,436	94,541	3,807,582	3,763,488	44,094	202,395	151,948	50,447
75327	3,588,849	598,304	3,588,849	2,990,545	598,304	1,410,928	1,211,874	199,054	2,177,921	1,778,671	399,249
52223	3,032,082	518,292	3,032,082	2,513,790	518,292	2,390,048	1,990,898	399,150	642,035	522,893	119,142
75313	2,626,839	322,675	2,626,839	2,304,164	322,675	1,982,413	1,797,746	184,667	644,426	506,418	138,008
52315	2,556,104	218,445	2,556,104	2,337,659	218,445	—	—	—	2,556,104	2,337,659	218,445
52648	2,542,137	499,492	2,542,137	2,042,645	499,492	—	—	—	2,542,137	2,042,645	499,492
75135	2,303,100	266,263	2,303,100	2,036,837	266,263	1,727,073	1,484,356	242,717	576,028	552,481	23,547
51727	2,162,226	468,482	2,162,226	1,693,744	468,482	—	—	—	2,162,226	1,693,744	468,482
52793	2,079,747	925,726	2,079,747	1,154,021	925,726	—	—	—	2,079,747	1,154,021	925,726
131080	2,070,654	272,172	2,070,654	1,798,482	272,172	—	—	—	2,070,654	1,798,482	272,172
Small jobs	131,800,597	22,145,931	131,800,597	109,654,666	22,145,931	13,011,460	10,677,804	2,333,656	118,789,136	98,976,862	19,812,275

	$258,275,091	$34,124,360	$258,275,091	$224,150,731	$34,124,360	$111,110,144	$102,378,937	$8,731,207	$147,164,947	$121,771,794	$25,393,153

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Earnings from Contracts in Progress

For the Year Ended December 31, 2021

Total Contract			Contract Totals				At December 31, 2021		Before January 1, 2021			Year Ended December 31, 2021
Job Name	Contract Price	Gross Profit	Billed To Date	Cost To Date	Total Estimated Cost	Earned Profit To Date	Costs in Excess of Billings	Billings in Excess of Costs	Revenues Earned	Cost of Revenues	Gross Profits	Revenues Earned	Cost of Revenues	Gross Profits
129257	19,780,118	$1,719,222.42	$19,757,965	$18,060,895	$18,060,895	$1,719,222	$22,153.16	$—	$17,385,414	$15,864,666	$—	$2,394,704	$2,196,229	$198,475
130293	19,673,130	147,087	1,964,325	2,107,863	19,526,043	15,878	159,416	—	125,469	118,075	7,394	1,998,272	1,989,788	8,485
75359	18,588,994	240,563	852,119	834,960	18,348,431	10,947	—	6,212	10,600	9,760	840	835,306	825,200	10,107
75284	16,681,576	1,497,830	7,394,133	6,446,825	15,183,746	635,960	—	311,349	3,634,163	3,507,005	127,158	3,448,622	2,939,820	508,802
129284	14,430,573	661,934	8,058,034	7,816,511	13,768,639	375,782	134,259	—	3,312,466	3,133,787	178,679	4,879,827	4,682,724	197,103
51102	11,769,285	33,967	9,261,856	9,360,724	11,735,319	27,094	125,961	—	4,912,626	4,748,449	164,177	4,475,191	4,612,275	(137,084)
131321	9,381,553	176,794	139,768	124,719	9,204,759	2,395	—	12,654	—	—	—	127,115	124,719	2,395
75519	8,775,473	2,103,570	6,203,973	4,859,303	6,671,903	1,532,079	187,409	—	—	—	—	6,391,382	4,859,303	1,532,079
128395	8,443,358	251,910	8,386,858	8,191,448	8,191,448	251,910	56,500	—	5,309,427	5,072,402	237,025	3,133,931	3,119,046	14,885
131362	7,260,036	375,548	433,558	288,644	6,884,488	15,745	—	129,169	—	—	—	304,389	288,644	15,745
52876	7,255,752	—	—	38,719	7,255,752	—	38,719	—	—	—	—	38,719	38,719	—
52965	6,532,768	1,698,520	1,925,430	1,493,255	4,834,248	524,657	92,482	—	—	—	—	2,017,912	1,493,255	524,657
75453	5,948,888	119,862	961,078	723,576	5,829,027	14,879	—	222,623	3,257	2,985	272	735,198	720,591	14,607
55167	5,424,308	178,217	4,811,242	4,641,769	5,246,092	157,687	—	11,786	—	—	—	4,799,456	4,641,769	157,687
51344	5,083,253	193,216	5,083,253	4,890,037	4,890,037	193,216	—	—	2,955,724	2,953,285	2,439	2,127,528	1,936,752	190,777
55103	4,884,904	1,074,011	4,878,030	3,810,892	3,810,892	1,074,011	6,873	—	—	—	—	4,884,904	3,810,892	1,074,011
52964	4,566,557	40,300	—	30,720	4,526,257	274	30,993	—	—	—	—	30,993	30,720	274
52316	4,550,061	297,621	4,550,061	4,252,440	4,252,440	297,621	—	—	23,166	23,251	(85)	4,526,895	4,229,189	297,706
52526	4,185,293	61,592	685,607	568,026	4,123,700	8,484	—	109,096	—	—	—	576,511	568,026	8,484
129195	3,778,161	125,628	3,774,732	3,652,533	3,652,533	125,628	3,429	—	3,748,273	3,578,185	170,088	29,888	74,348	(44,459)
52705	3,530,110	210,661	398,506	365,224	3,319,449	23,178	—	10,103	—	—	—	388,402	365,224	23,178
52514	3,450,785	(371,517)	3,450,785	3,792,302	3,822,302	(368,601)	—	27,084	—	—	—	3,423,701	3,792,302	(368,601)
52006	3,304,756	402,420	1,393,348	1,162,483	2,902,336	161,183	—	69,683	—	—	—	1,323,665	1,162,483	161,183
55104	3,160,691	1,375,284	2,369,773	1,352,060	1,785,407	1,041,480	23,767	—	—	—	—	2,393,540	1,352,060	1,041,480
129242	3,082,694	574,449	2,344,047	1,891,770	2,508,245	433,261	—	19,017	1,747,350	1,365,906	381,444	577,680	525,864	51,817
51647	2,833,595	286,090	2,833,595	2,547,505	2,547,505	286,090	—	—	2,821,475	2,545,909	275,566	12,120	1,596	10,524
55172	2,623,389	(174,381)	2,623,389	2,737,771	2,797,771	(170,642)	—	56,260	—	—	—	2,567,129	2,737,771	(170,642)
131297	2,573,703	176,890	133,236	106,814	2,396,813	7,883	—	18,538	—	—	—	114,697	106,814	7,883
53002	2,526,954	64,607	—	15,955	2,462,347	419	16,374	—	—	—	—	16,374	15,955	419
131364	2,259,303	154,513	1,531,761	1,471,115	2,104,791	107,994	47,349	—	—	—	—	1,579,109	1,471,115	107,994
52738	2,136,947	530,900	2,136,947	1,606,047	1,606,047	530,900	—	0	—	—	—	2,136,947	1,606,047	530,900
52236	2,123,964	452,566	1,764,407	1,356,159	1,671,398	367,208	—	41,040	—	—	—	1,723,367	1,356,159	367,208
52224	2,101,826	(290,562)	1,625,570	1,838,350	2,392,389	(223,273)	—	10,493	12,906	12,519	387	1,602,171	1,825,831	(223,660)
52366	2,045,521	(33,042)	2,044,105	2,078,563	2,078,563	(33,042)	1,416	—	13,808	13,101	707	2,031,714	2,065,462	(33,749)
Small jobs	34,921,630	3,403,939	26,152,251	23,342,965	31,517,691	2,615,268	219,043	413,060	1,500,213	1,304,324	170,264	24,458,021	22,038,641	2,419,376

	259,669,910	$17,760,206	$139,923,741	$127,858,940	$241,909,704	$11,762,777	$1,166,143	$1,468,167	$47,516,337	$44,253,608	$1,716,356	$92,105,382	83,605,332	$8,500,045

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Selling, General and Administrative Expenses

For the Year Ended December 31, 2021

Advertising and promotion	$337,502
Amortization	747,319
Auto and trucks	73,616
Bank charges	206,339
Bad debt	355,761
Computer and internet	324,773
Depreciation	37,200
Other	307,708
Insurance	884,669
Meals and entertainment	618,585
Office supplies	758,188
Payroll and benefits	9,111,438
Professional fees	235,204
Rent	763,685
Retirement	226,738
Taxes and permits	1,082,961
Utilities	236,325

$16,308,011

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidating Balance Sheet

December 31, 2021

	Lone Star Paving Company	Pelican Asphalt Company, LLC	Consolidated
Assets
Cash	$33,503	$—	$33,503
Contract receivables, net of allowance for doubtful accounts	45,623,569	—	45,623,569
Costs and estimated earnings on uncompleted contracts in excess of billings	1,166,144	—	1,166,144
Other assets	622,070	—	622,070
Inventory	20,210,654	—	20,210,654
Fixed assets	156,613,443	13,100,000	169,713,443
Accumulated depreciation	(48,609,484)	(277,083)	(48,886,567)
Related party notes receivable	12,725,000	—	12,725,000
Investments	7,525,000	—	7,525,000
Goodwill	3,482,553	10,483,699	13,966,252
Accumulated amortization	(1,516,416)	(465,942)	(1,982,358)

Total	$197,876,036	$22,840,674	$220,716,710

Liabilities and equity
Accounts payable	$21,192,008	$—	$21,192,008
Accrued liabilities	753,955	—	753,955
Intercompany	(23,583,689)	23,583,689	—
Billings in excess of costs and estimated earnings on uncompleted contracts	1,468,166	—	1,468,166
Line of credit	5,771,366	—	5,771,366
Current portion of long-term debt	11,700,000	—	11,700,000
Long-term debt, net of current portion	58,457,085	—	58,457,085
Retained earnings	100,708,295	—	100,708,295
Distributions	(6,000,000)	—	(6,000,000)
Current earnings	27,408,850	(743,015)	26,665,835

Total	$197,876,036	$22,840,674	$220,716,710

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidating Statement of Income

For the Year Ended December 31, 2021

	Lone Star Paving Company	Pelican Asphalt Company, LLC	Consolidated
Revenues
Contract revenues earned - paving	$239,270,329	$—	$239,270,329
Sales - Asphalt	23,596,677	—	23,596,677

Total revenue	$262,867,006	$—	$262,867,006

Costs and expenses
Cost of contract revenues - paving	$205,377,126	$—	$205,377,126
Cost of sales - asphalt	18,073,659	277,083	18,350,742

	$223,450,785	$277,083	$223,727,868

Gross profit	$39,416,221	$(277,083)	$39,139,138
G&A	$15,842,069	$465,942	$16,308,011

	$23,574,152	$(743,025)	$22,831,127
Other income (expense)	$4,062,316	$10	$4,062,326
Income tax	(227,618)	—	(227,618)

Net income (loss)	$27,408,850	$(743,015)	$26,665,835